Exhibit 99.1

Synchronoss Technologies Reports First Quarter 2024 Results

Q1 Revenue Grew to $43.0 Million, Surpassing 91% Recurring Revenue

GAAP Gross Margin Expands to 67%; Adjusted Gross Margin Rises to 76%

Streamlined Operations Improve Profitability with Net Income Increasing by $15.7 Million Year-Over-Year; EPS Improved to $0.23 from $(1.39) in Q1 2023; Adjusted EBITDA Improved 78% to $10.9 Million

Company Reaffirms 2024 Guidance

BRIDGEWATER, NJ - May 7, 2024 - Synchronoss Technologies Inc. (“Synchronoss” or the “Company”) (Nasdaq: SNCR), a global leader and innovator in personal Cloud platforms, today reported financial results for its first quarter ended March 31, 2024.

First Quarter and Recent Operational Highlights
•Surpassed 91% in recurring revenue, fueled by 7% year-over-year Personal Cloud subscriber growth across its global customer bases, including Verizon, AT&T, and SoftBank.
•Enhanced profitability through post-divestiture cost restructuring, reflecting the execution of the Company’s operational and financial strategy, with adjusted EBITDA margins of 25.4%.
•Recorded strong early subscriber adoption with SoftBank’s Anshin Data Box, laying a solid foundation for continued growth in the Japanese market.
•Unveiled the power of Enhanced Plans that allow operators and providers the flexibility to select which capabilities and functionality, such as artificial intelligence, they want to include as part of their service plans to market compelling and competitive tiered offerings to their subscribers.
•Implemented Auto-scaling on the Personal Cloud platform to increase operational and financial efficiency by reducing the staff needed to operate the platform, and, most importantly, to dynamically scale the Company’s public Cloud footprint to optimally align with the peaks and valleys of consumer demand.

Management Commentary
“In the first quarter, we continued to execute on our strategic transformation as a global Cloud solutions provider focused solely on our high-margin Personal Cloud services. This targeted approach has allowed us to streamline our operations and enhance our financial profile, delivering topline growth and improved profitability in Q1,” stated Jeff Miller, President and CEO of Synchronoss. “In the quarter, total revenue grew to $43.0 Million on recurring revenue of 91%, and adjusted gross margins strengthened year-over-year to 76%, positioning us to meet our financial guidance for 2024.

“Building on this momentum, the successful rollout of the Anshin Data Box Personal Cloud application with SoftBank exemplifies our ability to seamlessly integrate Synchronoss Personal Cloud with complex global carrier ecosystems and support language localization to extend our international footprint. Additionally, we are taking targeted steps to enhance the capabilities of our platform by offering our customers the marketing flexibility of Enhanced Plans and the operational efficiency of Auto-scaling.

“Further highlighting our strong start to the year, we are pleased to report positive net income of $2.3 million and earnings per share of $0.23 for the first quarter, representing a significant improvement in net income of $15.7 million and $1.62 in EPS, respectively. With our Q1 financial performance affirming our strategy, we’re on track to elevate free cash flow generation to at least $10 million in 2024, and we anticipate further improvement in 2025 as we enhance revenue-to-cash conversion and continue to streamline our operations.”

Key Performance Indicators ("KPIs")
•Quarterly recurring revenue was 91.1% of total revenue, an improvement compared to 88.0% of total revenue in the fourth quarter of 2023 and 87.9% in the first quarter of 2023.
•Cloud subscriber growth of approximately 7% continued the Company’s ongoing performance of year-over-year subscriber growth.

First Quarter 2024 Financial Results:
Results compare 2024 fiscal first quarter end (March 31, 2024) to 2023 fiscal first quarter end (March 31, 2023) unless otherwise indicated.

On October 31, 2023, the Company entered into an Asset Purchase Agreement to divest its Messaging and NetworkX businesses. As such, unless otherwise noted, all financial metrics herein represent continuing operations, except for comparative purposes to the Consolidated Statements of Cash Flows for full year 2023, which were presented for the whole company at the time.

•Total revenue increased to $43.0 million from $42.0 million in the prior year period. The revenue performance was the result of growth in Cloud subscribers.
•Gross profit increased 5.1% to $28.7 million (66.9% of total revenue) from $27.3 million (65.1% of total revenue) in the prior year period. Gross margins increased as a result of post-divestiture measures taken to streamline operations resulting in lower cost of revenues.
•Income (loss) from operations was $4.6 million, a significant improvement from a loss of $(2.0) million in the prior year period. This increase was primarily due to the rise in revenue coupled with continued expense management and post-divestiture measures taken to streamline operations.
•Net income (loss) was $2.3 million, or $0.23 per share, compared to $(13.4) million, or $(1.39) per share, in the prior year period. Net loss from discontinued operations was $(2.3) million, or $(0.25) per share, in the prior year period.
•Adjusted EBITDA (a non-GAAP metric reconciled below) increased 78% to $10.9 million (25.4% of total revenue) from $6.1 million (14.5% of total revenue) in the prior year period.
•Cash and cash equivalents were $19.1 million at March 31, 2024, compared to $24.6 million at December 31, 2023. In the first quarter of 2024, free cash flow was $(3.3) million and adjusted free cash flow was $0.6 million, improvements from $(4.2) million and $(0.1) million, respectively, in the prior year period. The Company did not receive additional U.S. federal tax refunds during the period, leaving its remaining balance due at approximately $28 million, which is expected to be received in the second half of 2024.

Financial Commentary
CFO Lou Ferraro added: “We’ve kicked off 2024 with a strong financial performance, evident in our 78% increase in adjusted EBITDA to $10.9 million. Post-divestiture, we immediately implemented actions to streamline operations and further improve the profitability of our high-margin Personal Cloud business. The first quarter historically sees higher cash usage due to annual employee and vendor commitments, a pattern we expected and managed to improve upon compared to past performance. In Q1, we made the final payment of our SEC obligation related to the Company’s 2018 restatement. With this obligation behind us and the favorable impact of our post-divestiture cost restructuring also combined with topline growth, we’re on a path to generate free cash flow for 2024. In addition, we’re actively pursuing strategies to decrease the cost of our capital structure, and are well-positioned to utilize the pending $28 million U.S. federal tax refund for that purpose. Our continued subscriber growth gives us confidence in maintaining our momentum. We are reiterating our financial guidance for 2024.”

2024 Financial Outlook
Synchronoss anticipates the continuation of positive trends it experienced with its customers throughout 2023 and in the first quarter of 2024. Coupled with its recent addition of SoftBank, the expiry of certain payment obligations and removal of other general costs in the first quarter, and the superior revenue to cash conversion capabilities of Cloud as a standalone business, Synchronoss is expecting net cash flow to be at least $10 million for 2024.

The Company maintains its expectation for Cloud subscriber growth to be in the high-single-digit to low-double-digit range throughout 2024.

For the fiscal year ending December 31, 2024, the Company maintains its expectation for GAAP revenue to range between $170.0 million and $175.0 million, consistent with the previously communicated range of 5-8% growth.

The Company also maintains its expectation for adjusted EBITDA to range between $42.0 million and $45.0 million in 2024.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures." With respect to forward looking statements related to adjusted EBITDA, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K and has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted GAAP net income (loss) attributable to Synchronoss or to forecasted GAAP income (loss) from operations, before taxes, within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, other income, other expense, (provision) benefit for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, gain (loss) on divestitures, net (loss) income attributable to redeemable noncontrolling interests.

Conference Call
Synchronoss will hold a conference call today, May 7, 2024, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Synchronoss management will host the call, followed by a question-and-answer period.

Registration Link: Click here to register:
https://register.vevent.com/register/BIf1f3401eb7b64ba9bb2f6dc0356cdf16

Please register online at least 10 minutes prior to the start time. Upon registration, the webcast platform will provide dial-in numbers and a unique access code. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here:
https://edge.media-server.com/mmc/p/rnzqnxg7/ and via the Investor Relations section of Synchronoss' website at www.synchronoss.com.

Non-GAAP Financial Measures
Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP although this non-GAAP financial information is derived from numbers that have been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, adjusted gross profit, adjusted gross margin, adjusted EBITDA, non-GAAP net income (loss) attributable to Synchronoss, diluted non-GAAP net income (loss) per share, free cash flow, and adjusted free cash flow (which excludes cash payments and receipts related to non-core business activities). The Company believes that the exclusion of non-routine cash-settled expenses, such as litigation and remediation costs (net) and restructuring costs in the calculation of adjusted free cash flow which do not correlate to the operation of its business, provide for more useful period-to-period comparisons of the Company’s results. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, litigation, remediation and refiling costs and depreciation and amortization, interest income, interest expense, loss (gain) on divestitures, other (income) expense, provision (benefit) for income taxes, and net loss (income) attributable to noncontrolling interests, and preferred dividends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Forward-Looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of federal securities law. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, though not always made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “will,” “seek,” “estimate,” “project,” “projection,” “annualized,” “strive,” “goal,” “target,” “outlook,” “aim,” “expect,” “plan,” “anticipate,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are based on current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations, any of which, by their nature, are uncertain and beyond our control. Accordingly, we caution you that any such forward looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward looking statements. Except as otherwise indicated, these forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, including the litigation by the Securities and Exchange Commission against certain former employees of the Company described in the Company’s most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, expected to be filed with the SEC in the second quarter of 2024. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Synchronoss
Synchronoss Technologies (Nasdaq: SNCR), a global leader in personal Cloud solutions, empowers service providers to establish secure and meaningful connections with their subscribers. Our SaaS Cloud platform simplifies onboarding processes and fosters subscriber engagement, resulting in enhanced revenue streams, reduced expenses, and faster time-to-market. Millions of subscribers trust Synchronoss to safeguard their most cherished memories and important digital content. Explore how our Cloud-focused solutions redefine the way you connect with your digital world at www.synchronoss.com.

Media Relations Contact:
Domenick Cilea
Springboard
dcilea@springboardpr.com

Investor Relations Contact:
Tom Colton and Alec Wilson
Gateway Group, Inc.
SNCR@gateway-grp.com

-Financial Tables to Follow-

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$19,100	$24,572
Accounts receivable, net	22,482	23,477
Operating lease right-of-use assets	13,867	14,791
Goodwill	182,150	183,908
Other assets	60,904	63,589
Total assets	$298,503	$310,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$39,243	$46,602
Deferred revenues	656	1,095
Debt, non-current	136,649	136,215
Operating lease liabilities, non-current	21,953	23,593
Other liabilities	4,742	4,898
Preferred stock	58,802	58,802
Redeemable noncontrolling interest	12,500	12,500
Stockholders’ equity	23,958	26,632
Total liabilities and stockholders’ equity	$298,503	$310,337

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net revenues	$42,965	$41,985
Costs and expenses:
Cost of revenues[1]	10,223	10,960
Research and development	10,331	12,744
Selling, general and administrative	13,257	15,966
Restructuring charges	219	342
Depreciation and amortization	4,359	3,932
Total costs and expenses	38,389	43,944
Income (loss) from operations	4,576	(1,959)
Interest income	208	94
Interest expense	(3,517)	(3,454)
Other income (expense), net	3,811	(2,975)
Income (loss) from continuing operations, before taxes	5,078	(8,294)
Provision for income taxes	(603)	(295)
Net income (loss) from continuing operations	4,475	(8,589)
Discontinued operations:
Loss from discontinued operations, before taxes	—	(1,578)
Provision for income taxes	—	(764)
Net loss from discontinued operations	—	(2,342)
Net income (loss)	4,475	(10,931)
Net (loss) income attributable to redeemable noncontrolling interests	(5)	14
Preferred stock dividend	(2,129)	(2,474)
Net income (loss) attributable to Synchronoss	$2,341	$(13,391)
Earnings (loss) per share:
Basic:
Net income (loss) from continuing operations	$0.24	$(1.14)
Net loss from discontinued operations	—	(0.25)
Basic	$0.24	$(1.39)
Diluted:
Net income (loss) from continuing operations	$0.23	$(1.14)
Net loss from discontinued operations	—	(0.25)
Diluted	$0.23	$(1.39)
Weighted-average common shares outstanding:
Basic	9,842	9,653
Diluted	10,277	9,653
_________________________________
1    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Three Months Ended March 31,
	2024	2023
Net income (loss) from continuing operations	$4,475	$(8,589)
Net loss from discontinued operations	—	(2,342)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Non-cash items	1,953	12,438
Changes in operating assets and liabilities	(5,901)	(212)
Net cash provided by operating activities	527	1,295

Investing activities:
Purchases of fixed assets	(517)	(876)
Purchases of intangible assets and capitalized software	(3,286)	(4,594)
Net cash used in investing activities	(3,803)	(5,470)

Net cash used in financing activities	(2,129)	(2,299)
Effect of exchange rate changes on cash	(67)	113
Net increase (decrease) in cash and cash equivalents	(5,472)	(6,361)

Beginning cash and cash equivalents from continuing operations	24,572	18,310
Beginning cash and cash equivalents from discontinued operations	—	3,611
Beginning cash and cash equivalents	24,572	21,921
Ending cash and cash equivalents from continuing operations	19,100	12,921
Ending cash and cash equivalents from discontinued operations	—	2,639
Ending cash and cash equivalents	$19,100	$15,560

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$42,965	$41,985
Less: Cost of revenues	10,223	10,960
Less: Restructuring[1]	—	92
Less: Depreciation and Amortization[2]	4,001	3,592
Gross Profit	28,741	27,341
Add / (Less):
Stock-based compensation expense	23	79
Restructuring, transition and cease-use lease expense	24	183
Depreciation and Amortization[2]	4,001	3,592
Adjusted Gross Profit	$32,789	$31,195
Adjusted Gross Margin	76.3%	74.3%
_________________________________
1    Amounts associated with cost of revenues.
2    Depreciation and Amortization contains a reasonable allocation for expenses associated with cost of revenues.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
GAAP Net income (loss) attributable to Synchronoss	$2,341	$(13,391)
Less: Net loss (income) from discontinued operations	—	2,342
GAAP Net income (loss) attributable to Synchronoss excluding discontinued operations	2,341	(11,049)
Add / (Less):
Stock-based compensation expense	1,110	1,459
Restructuring, transition and cease-use lease expense	467	716
Amortization expense	273	261
Litigation, remediation and refiling costs, net	381	1,959
Non-GAAP Net income attributable to Synchronoss	4,572	(6,654)
Non-GAAP Net (loss) income per share:
Basic	$0.46	$(0.69)
Diluted	$0.44	$(0.69)
Weighted-average shares outstanding:
Basic	9,842	9,653
Diluted	10,277	9,653
_________________________________
1    Amortization from acquired intangible assets.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Net income (loss) attributable to Synchronoss	$2,341	$(35,001)	$(5,171)	$(10,979)	$(13,391)
Add / (Less):
Stock-based compensation expense	1,110	501	1,037	1,392	1,459
Restructuring, transition and cease-use lease expense	467	4,140	203	2,642	716
STIN Note receivable impairment	—	—	4,834	—	—
Change in contingent consideration	—	—	824	659	—
Litigation, remediation and refiling costs, net	381	807	1,654	2,384	1,959
Net loss (income) from discontinued operations	—	2,501	(8)	(700)	2,342
Loss on sale of discontinued operations	—	16,382	—	—	—
Depreciation and amortization	4,359	4,352	4,482	4,064	3,932
Interest income	(208)	(56)	(149)	(127)	(94)
Interest expense	3,517	3,566	3,482	3,461	3,454
Other expense (income), net	(3,811)	6,341	(4,456)	268	2,975
Provision (benefit) for income taxes	603	3,893	23	532	295
Net (income) loss attributable to noncontrolling interests	5	(26)	18	(14)	(14)
Preferred dividend	2,129	2,584	2,474	2,475	2,474
Adjusted EBITDA (non-GAAP)	$10,893	$9,984	$9,247	$6,057	$6,107

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$527	$1,295
Add / (Less):
Capitalized software	(3,286)	(4,594)
Property and equipment	(517)	(876)
Free Cashflow	(3,276)	(4,175)
Add: Litigation and remediation costs, net	2,556	2,826
Add: Restructuring	1,342	1,203
Adjusted Free Cashflow	$622	$(146)